Exhibit 99.1

Steven Shallcross Named Chief Financial Officer of Synthetic Biologics

-- Executive Brings Significant Biotech Industry Leadership Experience to Team

as Company Enters Next Phase of Development --

For Immediate Release

Rockville, MD, May 4, 2015 – Synthetic Biologics, Inc. (NYSE MKT: SYN), a developer of pathogen-specific therapeutics focused on protecting the microbiome, as well as treating other diseases, announced Steven A. Shallcross has been appointed Chief Financial Officer, Treasurer and Secretary effective June 1, 2015. He replaces C. Evan Ballantyne who will be leaving the Company in May to pursue other interests.

Mr. Shallcross brings to Synthetic Biologics operational, financial and international biotech industry experience, as well as an established track record at leading the financial development and strategy for several publicly traded biotech companies. He served for four years as the Chief Financial Officer and Treasurer of Vanda Pharmaceuticals, Inc., leading the company through its successful IPO and follow-on offering. He currently is Executive Vice President and Chief Financial Officer of Nuo Therapeutics, Inc. and previously served as the Senior Vice President and Chief Financial Officer of Middlebrook Pharmaceuticals, Inc. (formerly Advancis Pharmaceutical Corporation). Mr. Shallcross also served as Executive Vice President and Chief Financial Officer of Innocoll AG (formerly privately held Innocoll Holdings, Inc.), a global, commercial-stage biopharmaceutical company specializing in the development and commercialization of collagen based products.

“Steve’s significant experience will be valuable to achieving the next phase of Synthetic Biologics’ development,” said Jeff Riley, Chief Executive Officer. “He has effectively managed broad operations, cultivated significant relationships with a number of corporate development leaders in biotech, and repeatedly structured financing strategies that enabled some very successful companies in our industry to achieve their clinical and business goals. The Synthetic Biologics’ board and team look forward to Steve’s contributions as we execute on our clinical roadmap and seek to generate increased returns for our shareholders. We also want to thank Evan for his dedication and contributions during the past three years, and wish him the very best of success in his future endeavors.”

In addition to his substantial biotech industry experience, Mr. Shallcross also held key leadership positions with a number of other companies, including serving as the Chief Financial Officer of Empire Petroleum Partners, LLC and Bering Truck Corporation, and Acting Chief Financial Officer for Senseonics. He holds an MBA from the University of Chicago’s Booth School of Business, a Bachelor of Science degree in Accounting from the University of Illinois, Chicago, and is a Certified Public Accountant in the State of Illinois.

About Synthetic Biologics, Inc.

Synthetic Biologics, Inc. (NYSE MKT: SYN) is a clinical-stage biotechnology company developing pathogen-specific therapeutics focused on protecting the microbiome, as well as treating other diseases. The Company is developing an oral biologic to protect the gut microbiome from intravenous (IV) antibiotics for the prevention of C. difficile infection, an oral statin treatment to reduce the impact of methane producing organisms on irritable bowel syndrome with constipation (IBS-C), and in collaboration with Intrexon Corporation (NYSE: XON), a monoclonal antibody combination for the treatment of Pertussis. In addition, the Company is developing a Phase 2 oral estriol drug for the treatment of relapsing-remitting multiple sclerosis (MS) and cognitive dysfunction in MS. For more information, please visit Synthetic Biologics' website at www.syntheticbiologics.com.

This release includes forward-looking statements on Synthetic Biologics’ current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding the expected contribution of Mr. Shallcross. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in Synthetic Biologics’ forward-looking statements include, among others, a failure to successfully integrate the new management and other factors described in Synthetic Biologics’ report on Form 10-K for the year ended December 31, 2014 and any other filings with the SEC. The information in this release is provided only as of the date of this release, and Synthetic Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Synthetic Biologics: Kris Maly, VP, Corporate Communication, (734) 332-7800, info@syntheticbiologics.com

Media: Wendy Emanuel, Wellspring Communications, Inc., (773) 255-9580, wendy@wellspringcom.com

Investors: Michael Polyviou, EVC Group, Inc., (212) 850-6020, mpolyviou@evcgroup.com

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